                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 24, 2000


                              INFORMIX CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                          0-15325                94-3011736
-------------------------------   ------------------------   -------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                4100 BOHANNON DRIVE, MENLO PARK, CALIFORNIA 94025
--------------------------------------------------------------------------------
   (Address of principal executive offices of Registrant, including zip code)


                                 (650) 926-6300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

                           DIRECTORS OF THE REGISTRANT

 NAME OF DIRECTOR                     AGE    POSITION(S) WITH INFORMIX       DIRECTOR SINCE
 ----------------                     ---    -------------------------       --------------
 CLASS I DIRECTORS
   Leslie G. Denend (3)(5).........    58    Director                              1997
   George Reyes (2)(5) ............    45    Director                              1998
   Cyril J. Yansouni (1)(2)(3).....    57    Director                              1991
 CLASS II DIRECTORS
    James L. Koch(1)(2)(3).........    55    Director                              1991
    Thomas A. McDonnell(1)(2)......    54    Director                              1988
 CLASS III DIRECTORS
    Jean-Yves F. Dexmier (4)           48    Director, President and               1999
                                             Chief Executive Officer
    Robert J. Finocchio, Jr. (3)...    48    Chairman                              1997

-----------
(1)      Member of Compensation Committee
(2)      Member of Audit Committee
(3)      Member of Nominating Committee
(4)      Member of the Stock Option Committee
(5)      Member of Special Litigation Committee

         LESLIE G. DENEND has served as a member of our Board of Directors since December 1997. From December 1997 to April 30, 1998, Mr. Denend served as President of Network Associates, Inc., a provider of network security and management software, that resulted from the merger of McAfee Associates, Inc. and Network General Corporation ("Network General"). From June 1993 to December 1997, Mr. Denend served as President and Chief Executive Officer of Network General. He also served as Network General's Senior Vice President of Products from February 1993 to June 1993. From November 1990 to December 1992, he was President of Vitalink Communications, a manufacturer of networking products. From January 1989 to October 1990, Mr. Denend served in a variety of positions at 3Com Corporation, a global data networking company, most recently as Executive Vice President for Product Operations. Mr. Denend is also a director of Rational Software Inc., a provider of component-based development software systems, Proxim, Inc., a designer of wireless local area networking products, California Microwave, Inc., a U.S. supplier of satellite earth station and microwave radio infrastructure products and information and collection systems, and AltoCom, Inc., a startup company specializing in DSP software for communications. Mr. Denend is a graduate of the United States Air Force Academy and holds an M.B.A. and Ph.D. in economics, public policy and business from Stanford University. Mr. Denend was also a Fulbright Scholar in economics at Bonn University.

         GEORGE REYES has served as a member of Informix's Board of Directors since July 1998. Since March 1988, Mr. Reyes has served in a variety of positions at Sun Microsystems, Inc., a supplier of enterprise network computing products, most recently as its Vice President and Corporate Controller, a position Mr. Reyes has held since April 1994. Mr. Reyes serves as a member of the Advisory Board of the Leavey
School of Business Administration at Santa Clara University. Mr. Reyes holds a B.A. in accounting from the University of South Florida and an M.B.A. in Finance from Santa Clara University.

         CYRIL J. YANSOUNI has served as a member of our Board of Directors since May 1991. Since March 1991, Mr. Yansouni has been the Chief Executive Officer and Chairman of the Board of Directors of Read-Rite Corporation, a manufacturer of thin film magnetic recording heads. He also is a member of the Advisory Board of both the Leavey School of Business Administration at Santa Clara University and the San Jose State University School of Engineering. Mr. Yansouni is a director of PeopleSoft, Inc., a provider of client/server business software, and Raychem Corporation, an international manufacturer and marketer of products for electronics, industrial and telecommunications applications. Mr. Yansouni holds a B.S. in electrical and mechanical engineering from the University of Louvain, Belgium and an M.S. in electrical engineering from Stanford University. In addition, he attended the executive management program at Stanford University.

         JAMES L. KOCH has served as a member of our Board of Directors since May 1991. Since July 1990, Mr. Koch has served in various positions at Santa Clara University. Since February 1997, Mr. Koch has been its Director of the Center for Science, Technology and Society and, since July 1990, a Professor of Management. In addition, from July 1990 to July 1996, Mr. Koch served as Dean of the Leavey School of Business Administration at Santa Clara University. Mr. Koch holds a B.A. in business administration from San Francisco State University and an M.B.A. and Ph.D. in business administration from the University of California, Los Angeles.

         THOMAS A. MCDONNELL has served as a member of our Board of Directors since February 1988. Since 1971, Mr. McDonnell has served as Chief Executive Officer of DST Systems, Inc. ("DST"), a transfer agent for mutual funds, stocks and bonds, and since October 1984 as a director of DST. Mr. McDonnell is also President of DST, a position he has held since 1973; Mr. McDonnell also served as Treasurer of DST from 1973 to September 1995. From August 1983 to November 1995, Mr. McDonnell was Executive Vice President and a director of Kansas City Southern Industries, Inc., a holding company and the former parent of DST. Mr. McDonnell is also director of BHA Group, Inc., a manufacturer of pollution control devices, Cerner Corporation, a provider of software and technology to the health care industry, Computer Sciences Corporation, an information technology company, Euronet Services, Inc., an operator of automatic teller machines, Janus Capital Corporation, a registered investment advisor, and Nellcor-Puritan-Bennett Corporation, a medical device company. Mr. McDonnell holds a B.S. and B.A. in accounting from Rockhurst College and an M.B.A. from the Wharton School of the University of Pennsylvania.

         ROBERT J. FINOCCHIO, JR. has served as our Chairman since July 1997. From July 1997 until July 1999, Mr. Finocchio served as our President and Chief Executive Officer. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation where he held various positions, most recently serving as President, 3Com Systems. Prior to his employment with 3Com Corporation, Mr. Finocchio held various executive positions in sales and service with Rolm Communications, a telecommunications and networking company, most recently as Vice President of Rolm Systems Marketing. Mr. Finocchio also serves as a director of Latitude Communications, a teleconferencing company, and UpShot Corporation, a web technology company. Mr. Finocchio is also a Regent of Santa Clara University. Mr. Finocchio holds a B.S. in economics from Santa Clara University and an M.B.A. from the Harvard Business School.

         JEAN-YVES F. DEXMIER has served as our President and Chief Executive Officer since July 16, 1999. Previously, Mr, Dexmier served as our Executive Vice President, Field Operations from January 1999 until July 16, 1999. He also served as our Executive Vice President and Chief Financial Officer from October 1997 to January 1999 and as our Secretary from October 1997 to February 1998. Mr. Dexmier served as a strategy consultant to high technology companies from February 1997 to September 1997. From November 1995 until February 1997, Mr. Dexmier served as Senior Vice President and Chief Financial Officer of Octel Communications Corporation, a provider of voice messaging systems ("Octel"). From April 1995 to October 1995, Mr. Dexmier served as Chief Financial Officer for Kenetech Corporation, a wind energy company. From May 1994 to March 1995, Mr. Dexmier served as Chief Financial Officer for Air Liquide America Corporation, a U.S. subsidiary of the French-based group Air Liquide, a worldwide producer of industrial gases. From January 1991 to January 1994, Mr. Dexmier served as Chief Financial Officer for Thomson Consumer Electronics, Inc., a subsidiary of Thomson SA, a worldwide electronics manufacturer. Mr. Dexmier holds a B.S. in mathematics from Lycee Pasteur, a Ph.D. in electronics from the Ecole Nationale Superieure de l'Aeronautique et de l'Espace and an M.B.A. in economics and finance from the Ecole Polytechnique. In addition, he attended the executive management program at the University of Michigan School of Business Administration.

         There is no family relationship among any of the directors or executive officers of Informix.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

    The following table sets forth certain information concerning our executive officers as of January 1, 2000.

NAME                                        AGE                                 POSITION
------------------------------------------  ---      ---------------------------------------------------------------
Robert J. Finocchio, Jr. .................  48       Chairman of the Board of  Directors
Jean-Yves F. Dexmier......................  48       President, Chief Executive Officer and Director
Howard A. Bain, III.......................  53       Executive Vice President and Chief Financial Officer
Karen Blasing.............................  43       Vice  President, Corporate Business Development Finance
Charles W. Chang  ........................  50       Senior Vice President and Group Executive, i.Intelligence group
James F. Hendrickson, Jr. ................  60       Senior Vice President and Group Executive, i.Informix
Gary Lloyd................................  52       Vice President, Legal, General Counsel and Secretary
Wayne E. Page.............................  51       Vice President, Human Resources
William O'Kelly...........................  45       Vice President and Treasurer
Michael R. Stonebraker....................  56       Vice President and Chief Technology Officer
F. Steven Weick...........................  54       Senior Vice President and Group Executive, i.Foundation

         ROBERT J. FINOCCHIO, JR. has served as our Chairman since July 1997. From July 1997 until July 1999, Mr. Finocchio served as our President and Chief Executive Officer. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation ("3Com"), a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Prior to his employment with 3Com, Mr. Finocchio held various executive positions in sales and service with Rolm Communications, a telecommunications and networking company, most recently as Vice President of Rolm Systems Marketing. Mr. Finocchio also serves as a director of Latitude Communications, a teleconferencing company, and UpShot Corporation, a web technology company. Mr. Finocchio is also a Regent of Santa Clara University. Mr. Finocchio holds a B.S. in economics from Santa Clara University and an M.B.A. from the Harvard Business School.

         JEAN-YVES F. DEXMIER has served as our President and Chief Executive Officer since July 1999. Previously, Mr, Dexmier served as our Executive Vice President, Field Operations from January 1999 until July 1999. He also served as our Executive Vice President and Chief Financial Officer from October 1997 to January 1999 and as our Secretary from October 1997 to February 1998. Mr. Dexmier served as a strategy consultant to high technology companies from February 1997 to September 1997. From November 1995 until February 1997, Mr. Dexmier served as Senior Vice President and Chief Financial Officer of Octel Communications Corporation, a provider of voice messaging systems ("Octel"). From April 1995 to October 1995, Mr. Dexmier served as Chief Financial Officer for Kenetech Corporation, a wind energy company. From May 1994 to March 1995, Mr. Dexmier served as Chief Financial Officer for Air Liquide America Corporation, a U.S. subsidiary of the French-based group Air Liquide, a worldwide producer of industrial gases. From January 1991 to January 1994, Mr. Dexmier served as Chief Financial Officer for Thomson Consumer Electronics, Inc., a subsidiary of Thomson SA, a worldwide electronics manufacturer. Mr. Dexmier holds a B.S. in mathematics from Lycee Pasteur, a Ph.D. in electronics from the Ecole Nationale Superieure de l'Aeronautique et de l'Espace and an M.B.A. in economics and finance from the Ecole Polytechnique. In addition, he attended the executive management program at the University of Michigan School of Business Administration.

         HOWARD A. BAIN, III has served as our Executive Vice President and Chief Financial Officer since January 1999. Prior to joining us, Mr. Bain held various positions at Symantec Corporation, since October 1991. Most recently Mr. Bain was Vice President, Worldwide Operations and CFO at Symantec Corporation. Mr. Bain graduated from California Polytechnic University in 1971 with a B.S. in business and is a Certified Public Accountant.

         KAREN BLASING has served as our Vice President, Corporate Business Development Finance, since May 1998. Prior to that time, Ms. Blasing served as our Corporate Controller since June 1996 and as a Vice President of Informix since August 1997 before resigning from such positions in April 1998. Ms. Blasing joined Informix in November 1992 as our Director of Financial Reporting and Analysis. From January 1989 to October 1992, Ms. Blasing was a Senior Financial Manager at Oracle Corporation, a provider of information management software and services. Ms. Blasing holds a B.S. in both economics and business from the University of Montana and an M.B.A. from the University of Washington.

         CHARLES W. CHANG has served as our Senior Vice President and Group Executive of the i.Intelligence group since October 1999. Previously, from August 1999 until October 1999, Mr. Chang was our Vice President and General Manager, Data Warehouse. Mr. Chang joined Informix after a tenure as senior vice president and general manager of Business Objects Corporation, a provider of integrated enterprise decision support tools. Mr. Chang also has more than 20 years experience with IBM in sales and general management positions. Prior to his departure, he was director of worldwide sales for IBM's data management products, a $1.7 billion operation. Prior to this position, Mr. Chang led IBM's Internet Division in Asia Pacific, managing the sales and marketing for IBM's e-business initiative in the region. Mr. Chang holds a bachelor's degree in math from UCLA, as well as a master's degree in management from the University of Southern California. Chang is also a graduate of the executive program at UCLA's Anderson School.

         JAMES F. HENDRICKSON, JR. has served as our Senior Vice President and Group Executive, i.Informix group, since October 1999. He has also served as our Vice President, Customer Services, since July 1992 until October 1999 and as our Lenexa (Kansas) Site General Manager from February 1995 until October 1999. From 1991 until the time he joined us, Mr. Hendrickson was Senior Vice President of Sales and Support at Image Business Systems, a developer of document image management software for client/server systems. Mr. Hendrickson holds a B.S. in mechanical engineering from Stanford University and an M.B.A. in business and administration from the University of California, Los Angeles.

         GARY LLOYD has served as our Vice President, Legal and General Counsel since January 1998 and as our Secretary since February 1998. From November 1997 until January 1998, Mr. Lloyd served as our interim General Counsel. From March 1994 until October 1997, Mr. Lloyd was with the law firm of Farella Braun & Martel L.L.P. From 1984 until February 1994, Mr. Lloyd served in a variety of positions at the Securities and Exchange Commission, most recently as its Assistant Director, Division of Enforcement. Mr. Lloyd holds a B.A. in political science and English from Kent State University and a J.D. from Case Western Reserve University.

         WAYNE E. PAGE joined us in October 1999 as Vice President, Human Resources. Mr. Page spent the previous two years as a senior consultant for The Hay Group. From 1996 to 1997, Mr. Page was a client manager and human resources consultant with Alexander & Alexander (Aon), a human resources consulting firm From 1991 to 1996, he served as health and welfare practice leader and senior manager for KPMG. From 1989 to 1991, he held a similar position with Ernst & Young LLP, an accounting firm. Prior to these eight years of human resources consulting with KPMG and Ernst & Young, Mr. Page had 17 years of corporate human resources experience with the Central Companies and Transamerica Corporation. Mr. Page holds a BS in Human Resources from The Ohio State University and attended the Ohio State University College of Law.

         WILLIAM O'KELLY joined us in August 1999 as our Vice President, Treasurer. Mr. O'Kelly also served as a financial consultant to Informix from May 1998 until August 1999. Previously, Mr. O'Kelly was Chief Financial Officer at Chemical Supplier Technology Inc. and Corporate Controller at Air Liquide America Corporation from August 1993 until December 1995. Mr. O'Kelly holds at B.S. in accounting from the University of Florida.

         MICHAEL A. STONEBRAKER has served as our Vice President and Chief Technology Officer since February 1996. Dr. Stonebraker co-founded Illustra and served in a consulting capacity with Illustra as its Chief Technology Officer until February 1996. Dr. Stonebraker is a professor emeritus of Electrical Engineering and Computer Sciences at the University of California, Berkeley, where he joined the faculty in 1971. Dr. Stonebraker holds a B.S. in electrical engineering from Princeton University and an M.S. and Ph.D. in computer information and control engineering from the University of Michigan.

         F. STEVEN WEICK has served as our Senior Vice President and Group Executive, i.Foundation group since October 1999. Previously, from October 1998 until October 1999, Mr. Weick served as our Vice President,

Research and Development. Mr. Weick joined us in 1997 as Vice President of Server Development. Prior to joining us, Mr. Weick was Vice President of Engineering for MapInfo Inc., a business mapping solutions company from 1995 to August 1997. Mr. Weick led development activities at Tandem Computers, the last three as Vice President of Communications Hardware and Software Products, and earlier led the Non-Stop SQL server, compiler and tools development groups. Mr. Weick began his career at IBM in 1965 as a development engineer; he held numerous positions at IBM, including: chief architect for database products, consultant to the corporate technical committee, development manager responsible for DB2, and program manager for compilers. Mr. Weick holds a B.S. in mathematics from Purdue University and an M.B.A. from Pepperdine University.

                             EXECUTIVE COMPENSATION

         The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to Informix in all capacities during each of the fiscal years ended December 31, 1999, 1998 and 1997, respectively, by the two individuals who served as our Chief Executive Officer during fiscal 1999 as well as the next four most highly compensated executive officers who were serving as executive officers at the end of fiscal 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION                             FISCAL      ANNUAL COMPENSATION(1)         LONG-TERM         ALL OTHER
---------------------------                              YEAR       ----------------------       COMPENSATION       COMPENSATION
                                                         ----       SALARY         BONUS            AWARDS          ------------
                                                                    ------         ------           ------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                                                                                  OPTIONS (#)
                                                                                                  -----------
Robert J. Finocchio, Jr.(2)...........................   1999      $367,493        $46,153                   -       $3,385(6)
  Chairman and former President and Chief                1998       459,940              -             500,000        2,000
  Executive Officer                                      1997       185,278              -           1,500,000        5,000(7)
Jean Yves F. Dexmier (2)..............................   1999      $438,106       $276,000             900,000      $44,845(8)
  President and Chief Executive Officer                  1998       350,157         34,145             100,000       45,825
                                                         1997        86,174         87,500             500,000          540
Howard A. Bain, III (3) ..............................   1999      $331,349       $164,279             450,000       $5,368(9)
  Executive Vice President and Chief Financial
  Officer
Diane L. Fraiman (4) .................................   1999      $262,500       $118,125             100,000         $713(10)
  Vice President, Marketing                              1998       187,500         56,500             200,000      156,506
James F. Hendrickson .................................   1999      $253,000       $113,850             100,000       $7,326(11)
  Senior Vice President and Group Executive,             1998       228,837         23,799              25,000        6,050
  i.Informix group                                       1997       192,667         39,600              83,500(5)     5,977
F. Steven Weick.......................................   1999      $250,000       $112,500             275,000       $4,361(12)
  Senior Vice President and Group Executive,             1998       227,167          8,486             120,000       42,152
  i.Foundation group                                     1997        86,705         40,000              40,000        9,849

-----------
(1) Other than the salary and bonus described herein, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 1999, 1998 or 1997. Bonus amounts are based on the assumption that each named executive officer will receive 100% of their target bonus. The final bonus amounts may increase or decrease depending on our fourth quarter financial results, which will be announced in late January 2000.

(2) Mr. Finocchio served as our President and Chief Executive Officer from July 1997 until July 1999, when Mr. Dexmier was appointed President and Chief Executive Officer. Prior to July 1999, Mr. Dexmier served as Executive Vice President, Field Operations from January 1999 until July 1999 and as Executive Vice President and Chief Financial Officer from October 1997, when he joined us, to January 1999.

(3) Mr. Bain became Executive Vice President and Chief Financial Officer in January 1999. Accordingly, he received no reportable income from us for fiscal 1998 and 1997.

(4) Ms. Fraiman became Vice President, Marketing in April, 1998. Accordingly, she received no reportable income for fiscal 1997. Ms. Fraiman resigned from Informix, effective December 31, 1999.

(5) Includes options to purchase 56,000 shares that Mr. Hendrickson elected to reprice under our November 1997 option repricing program. In connection with such repricing, Mr. Hendrickson forfeited the right to purchase 14,000 shares of Common Stock under options previously granted to him.

(6) Represents $2,000 and $2,500 in matching contributions under our 401(k) Plan by us in fiscal 1998 and 1999, respectively, and $885 in spousal travel allowance in fiscal 1999.

(7) Represents reimbursement by Informix of $5,000 in legal fees incurred in connection with the negotiation of Mr. Finocchio's Employment Agreement. See "Employment Agreements and Change in Control Arrangements with Named Executive Officers."

(8) Represents $1,157, $2,036 and $540 in group life insurance paid by us in fiscal 1999, 1998 and 1997, respectively, $2,500 and $2,000 in matching contributions under our 401(k) Plan by the us in fiscal 1999 and 1998, respectively, $1,555 and $14,738 in spousal and family travel allowance in fiscal 1999 and 1998, respectively, and $39,633 and $27,051 in transportation allowance in fiscal 1999 and 1998, respectively.

(9) Represents $1,983 in group life insurance paid by us in fiscal 1999, $2,500 in matching contributions under our 401 (k) Plan by us in fiscal 1999 and $885 in spousal travel allowance in fiscal 1999.

(10) Represents $713 and $650 in group life insurance paid by us in fiscal 1999 and 1998, respectively, and $155,856 in relocation allowance for fiscal 1998.

(11) Represents $4,826, $4,050 and $4,050 in group life insurance paid by us in fiscal 1999, 1998 and 1997, respectively, and $2,500, $2,000 and $1,927 in matching contributions under our 401(k) plan paid by us in fiscal 1999, 1998 and 1997, respectively.

(12) Represents $1,861, $2,592 and $864 in group life insurance paid by Informix in fiscal 1999, 1998 and 1997, respectively, $2,500 and $2,000 in matching contributions under our 401(k) plan paid by Informix in fiscal 1999 and 1998, respectively, $37,560 and $8,485 in relocation payments in fiscal 1998 and 1997, respectively, and $500 in sales commissions in fiscal 1997.

STOCK OPTION GRANTS

         The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                  NUMBER OF             INDIVIDUAL GRANTS         EXPIRATION         POTENTIAL REALIZABLE
                                 SECURITIES             -----------------           DATE(4)            VALUES AT ASSUMED
                                 UNDERLYING        PERCENT OF      EXERCISE       ----------         ANNUAL RATES OF STOCK
                                   OPTIONS       TOTAL OPTIONS    PRICE PER                           PRICE APPRECIATION
                                   GRANTED         GRANTED TO      SHARE(3)                           FOR OPTIONS TERM(1)
                                   -------        EMPLOYEES IN     --------                           -------------------
                                                 FISCAL 1999(2)                                       5%               10%
                                                 --------------
   Robert J. Finocchio, Jr. ..          -                  -              -                -                -                 -

   Jean-Yves F. Dexmier.......    200,000              1.90%        $12.125          1/08/09       $1,525,069        $3,864,825
                                  300,000              2.85%           7.00          5/05/09        1,320,679         3,346,859
                                  400,000              3.80%           7.00          5/05/09        1,760,905         4,462,479
   Howard A. Bain, III........    350,000              3.33%          12.50          1/06/09        2,751,414         6,972,623
                                  100,000            0.9509%           8.50          3/18/09          534,560         1,354,681
   Diane L. Fraiman...........    100,000            0.9509%         12.125          1/08/09          762,535         1,932,413
   James F. Hendrickson.......     75,000              0.71%         12.125          1/08/09          571,901         1,449,310
                                   25,000              0.24%         9.9688         12/07/09          156,733           397,193
   F. Steven Weick............    100,000              0.95%         12.125          1/08/09          762,535         1,932,413
                                  175,000              1.66%         9.9688         12/07/09        1,097,132         2,780,347

-----------

(1) Potential realizable value is based on the assumption that our Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2) Based on options to acquire 10,515,816 shares granted under the 1994 Stock Option and Award Plan (the "1994 Plan"), the 1997 Non-Statutory Stock Option Plan and the 1998 Non-Statutory Stock Option Plan (the "1998 Plan") during fiscal 1999. Unless otherwise specified herein, all options granted to the Named Executive Officers were under the 1994 Plan.

(3) Options were granted at an exercise price equal of not less than the fair market value of our Common Stock on the date of grant as reported on the Nasdaq National Market. The exercise price may be paid in cash, check, by delivery of already-owned shares of our Common Stock subject to certain conditions or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4) Twenty-five percent (25%) of the shares issuable upon exercise of options granted under the 1994 Plan become vested on the first anniversary of the date of grant, and the remaining shares vest over three years at the rate of 25% of the shares subject to option vesting on each successive anniversary of the option grant date. Unless otherwise specified, options granted to Named Executive Officers in fiscal 1999, including options granted outside the 1994 Plan, are subject to our standard four year vesting schedule described above.

OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES

         The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1999 and stock options held as of December 31, 1999 by the Named Executive Officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                   SHARES         VALUE              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                ACQUIRED OR     REALIZED           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                  EXERCISED     --------       OPTIONS AT DECEMBER 31, 1999     AT DECEMBER 31, 1999(1)
                                  ---------                    ----------------------------     -----------------------
                                                                EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                                -----------    -------------   -----------   -------------
   Robert J. Finocchio, Jr. .         -              -            875,000        1,125,000      $1,207,025     $2,777,325
   Jean-Yves F. Dexmier......         -              -            275,000        1,225,000       1,296,875      4,640,625
   Howard A. Bain, III.......         -              -                  -          450,000               -        287,000
   Diane L. Fraiman..........         -              -             50,000          250,000         142,185        426,555
   James F. Hendrickson......         -              -            400,000          138,600       2,343,109        230,387
   F. Steven Weick...........         -              -             50,000          385,000         217,187        822,645

-----------

(1) Based on the closing sales price of $11.375 of the underlying securities as of December 31, 1999 as reported on the Nasdaq National Market minus the exercise price.


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

         On July 18, 1997, we entered into an at-will employment agreement with Mr. Finocchio, our Chairman and former President and Chief Executive Officer. The agreement provides for an annual base salary of $460,000, subject to annual review concerning increases. Pursuant to the agreement, we granted Mr. Finocchio an option to purchase 1,000,000 shares of Common Stock under the 1994 Plan at an exercise price per share of $10.8125, subject to vesting in equal annual installments over four years and an option under our 1997 Non-Statutory Stock Option Plan to acquire an additional 500,000 shares of Common Stock also at an exercise price of $10.8125, and also subject to vesting under the same terms as the grant under the 1994 Plan. In January 1998, we granted Mr. Finocchio an additional option under the 1994 Plan to acquire 500,000 shares of Common Stock, subject to vesting in equal annual installments over four years. In the event of a merger or change of control of Informix within six months after the effective date of such stock grant, the exercisability of Mr. Finocchio's options will accelerate as to two years' additional vesting. If such change in control takes place after such six-month period, the exercisability of Mr. Finocchio's options will accelerate so as to become fully vested. On August 27, 1999 and in connection with Mr. Finocchio's resignation from President and Chief Executive Officer, we entered into an Employment Transition Agreement with Mr. Finocchio, providing for part-time employment status and a reduced salary of $200,000 per year, a target bonus of $100,000 per year and exclusion from most company benefits. In the event Mr. Finocchio voluntarily terminates his employment within twelve months of a change in control, or if we terminate him for any reason other than for cause, Mr. Finocchio will receive one year's base salary and the target bonus.

         On September 24, 1997, we entered into an at-will employment letter agreement with Jean-Yves F. Dexmier, our President and Chief Financial Officer and, prior to July 16, 1999, our Executive Vice President, Field Operations since January 1999 and Executive Vice President and Chief Financial Officer from October 1997 to January 1999, which provides for an annual base salary of $350,000, subject to annual review concerning increases, and an annual cash bonus based on the achievement of individual and our performance objectives. In connection with his employment, we granted Mr. Dexmier an option under the 1994 Plan to acquire 500,000 shares of Common Stock at an exercise price of $6.8125, subject to vesting in equal annual installments over four years. In 1998, we granted Mr. Dexmier an option under the 1994 Plan to acquire 100,000 shares of Common Stock at an exercise price of $5.75, subject to vesting in equal installments over four years. For information regarding additional stock option grants received by Mr. Dexmier during fiscal 1999 see "Stock Option Grants-Options Granted in
Last Fiscal Year." In the event of a merger or change of control of Informix within six months after the effective date of such stock grant, the exercisability of Mr. Dexmier's options will accelerate as to two years' additional vesting. If such change in control takes place after such six-month period, the exercisability of Mr. Dexmier's options will accelerate so as to become fully vested. We have also entered into a Change of Control and Severance Agreement with Mr. Dexmier, which is described in further detail below.

         On December 16, 1998, we entered into an at-will employment letter with Howard A. Bain, III, our Executive Vice President, Chief Financial Officer. The agreement provides for an annual base salary of $335,000, subject to annual review concerning increases. Pursuant to the agreement, we granted Mr. Bain an option to purchase 350,000 shares of Common Stock under the 1994 Plan at an exercise price per share of $12.50, subject to vesting in equal installments over four years. For information regarding additional stock option grants received by Mr. Bain during fiscal 1999 see "Stock Option Grants-Options Granted in Last Fiscal Year." In the event of a merger or change of control of Informix within six months after the effective date of such stock grant, the exercisability of Mr. Bain's options will accelerate as to two years' additional vesting. If such change in control takes place after such six month period, the exercisability of Mr. Bain's options will accelerate so as to become fully vested.

         On March 11, 1998, we entered into an at-will employment letter agreement with Diane L. Fraiman, our Vice President, Corporate Marketing, which provides for an annual base salary of $250,000, subject to annual review concerning increases, an annual cash bonus on the achievement of individual and our performance objectives, and a $135,000 "relocation bonus." According to her employment letter, Ms. Fraiman will also be reimbursed for relocation costs. In the event of a change of ownership of Informix during the first two years of her employment with the Comany, Ms. Fraiman is entitled to receive as severance an amount equal to one year's base salary, if Ms. Fraiman's employment terminates within ninety days of the initiating event irrespective of which party initiates the termination. In connection with her employment, we granted Ms. Fraiman an option under the 1994 Plan to acquire 200,000 shares of Common Stock at an exercise price of $8.5313, subject to vesting in equal annual installments over four years. For information regarding additional stock option grants received by Ms. Fraiman during fiscal 1999 see "Stock Option Grants-Options Granted in Last Fiscal Year." In the event of a merger or change of control of Informix within six months after the effective date of such stock grant, the exercisability of Ms. Fraiman's options will accelerate as to two years' additional vesting. If such change in control takes place after such six month period, the exercisability of Ms. Fraiman's options will accelerate so as to become fully vested. Ms. Fraiman resigned from Informix on December 31, 1999.

         On December 15, 1999, we entered into a Severance Agreement with Diane
L. Fraiman, our former Vice President, Corporate Marketing. The agreement, among other terms and conditions, provides for $156,250 payable on January 10, 2000 and $118,125 payable in February 2000. The agreement also waives the provision in her offer letter of employment providing for repayment of $67,500 of relocation bonus.

         In 1999, we entered into Change of Control Agreements with Messrs. Finocchio and Bain and Ms. Fraiman. The Change of Control Agreements, which are substantially similar, provide that if a change in control of Informix occurs within six months after the effective date of the option grant, the exercisability of the officer's options will accelerate as to two years' additional vesting. If the change in control takes place after such six-month period, the exercisability of such officer's options will accelerate so as to become fully vested.

         In December 1999, we entered into Change of Control and Severance Agreements with Messrs. Dexmier, Hendrickson and Weick. The agreements provide for acceleration of unvested options and cash severance payments in the event of a change of control. With respect to option vesting acceleration, each agreement provides that if the change of control occurs within six months after the date on which the option was granted, vesting will accelerate as to 2 years, but if the change of control occurs after the six month period, 100% of the officer's unvested options will vest, provided in either case that the officer is employed by us on the date on which the change of control occurs. With respect to cash severance payments, Mr. Dexmier's agreement provides that if his employment is terminated, either voluntarily or involuntarily, within one year after a change of control, he shall be paid two years' base salary and on target bonuses. Messrs. Weick's and Hendrickson's agreements provide that if the executive officer's employment is terminated involuntarily within one year after a change of control, the executive officer shall be paid one years' base salary and on target bonuses.

         Other than the employment arrangements described above, we do not have employment agreements with any current Named Executive Officer or director. For a description of other employment and change in control arrangements see-"Certain Transactions."

         We have also adopted a Rights Agreement, commonly referred to as a poison pill. Our Board of Directors has declared a dividend of one Purchase Right (each a "Right" and collectively the "Rights") under our Rights Agreement for each share of our Common Stock outstanding on September 17, 1991 or thereafter issued. When exercisable, each Right initially entitles the holder to purchase one share of Common Stock at a specified price. The Rights become exercisable on the earlier of: (i) the tenth day (or such later date as may be determined by a majority of our Directors not affiliated with the acquiring person or group (the "Continuing Directors")) after a person or group has acquired, or obtained the right to acquire, beneficial ownership of 20% of more of our outstanding Common Stock or (ii) the tenth business day (or such later date as may be determined by a majority of the Continuing Directors) following the consummation of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in beneficial ownership by a person or group of 20% or more of our outstanding Common Stock. If an acquiror obtains 20% or more of our outstanding Common Stock (other than in certain permitted transactions), and unless the Rights are earlier redeemed, the holder of each unexercised Right will have the right to receive shares of our Common Stock having a value equal to two times the purchase price. Similarly, unless the Rights are earlier redeemed, after the tenth day following certain acquisition transactions, proper provision must be made so that holders of Rights (other than those beneficially owned by an acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the purchase price. The Rights Agreement has been amended so as to prevent holders of the Series A-1 Preferred and the holders of the Series B Preferred from being deemed acquiring persons under the Rights Agreement by virtue of their beneficial ownership of securities issued or issuable in connection with the sale and issuance of Preferred Stock. The Rights expire on July 25, 2005 or on their earlier exchange, redemption or expiration in connection with certain permitted transactions.


CERTAIN TRANSACTIONS

         In November 1997, we sold 50,000 shares of newly authorized Series B Convertible Preferred Stock ("Series B Preferred"), at a face value of $1,000 per share, which shares are generally not entitled to vote on corporate matters, to private investors for aggregate proceeds of $50.0 million (excluding a $1.00 million fee paid to a financial advisor, The Shemano Group, Inc. ("Shemano"), of Informix, as described below). In connection with the sale, we also agreed to issue a warrant to such investors upon conversion of such Series B Preferred to purchase 20% of the shares of Common Stock into which the Series B Preferred is convertible, but no less than 1,500,000 shares at a per share exercise price of $7.84. In 1998 holders of the Series B Preferred Stock converted 26,700 shares of Series B Preferred into 6,471,648 shares of our Common Stock. In connection with such conversions, we issued such Series B Preferred Stockholders warrants to purchase up to 1,494,319 shares of Common Stock at a purchase price of $7.84 per share and paid cash dividends in the amount of $1,170,068 to such stockholders. In 1999, holders of the Series B Preferred Stock converted 16,300 Series B Preferred into 2,223,156 shares of Common Stock. In connection with such conversions, we issued such Series B Preferred Stockholders warrants to purchase up to 444,628 shares of Common Stock at a purchase price of $7.84 per share and paid cash dividends in the amount of $1,707,721 to such stockholders. We reserved 22.8 million shares of Common Stock for issuance upon conversion of the Series B Preferred and upon exercise of the Series B Warrants.

         On August 27, 1999 and in connection with Mr. Finocchio's resignation from President and Chief Executive Officer, we entered into an Employment Transition Agreement with Mr. Finocchio, providing for part-time employment status and a reduced salary of $200,000 per year, a target bonus of $100,000 per year and exclusion from most company benefits. In the event Mr. Finocchio voluntarily terminates his employment within twelve months of a change in control, or if we terminate him for any reason other than for cause, Mr. Finocchio will receive one year's base salary and the target bonus.

         On July 12, 1999, we entered into an at-will employment letter with Charles W. Chang, our Senior Vice-president and Group Executive, i.Intelligence group. The agreement provides for an annual base salary of $325,000, subject to annual review concerning increases, and a target bonus of $146,000, which was increased to $162,500 on January 1, 2000. Pursuant to the agreement, we granted Mr. Chang an option to purchase 300,000 shares of Common Stock under the 1994 Plan at an exercise price per share of $7.00, subject to vesting in equal installments over four years. On December 7, 1999, Mr. Chang received an additional option to purchase 75,000 shares of Common Stock under the 1994 Plan at an exercise price per share of $9.9688, subject to vesting in equal installments over four years. The agreement also provides for change of control and severance provisions, but such provisions are superseded by the Change of Control and Severance Agreement approved by the Board of Directors for Mr. Chang. Such Change of Control and Severance Agreement is described in further detail below.

         On October 19, 1999, we entered into an at-will employment letter with Wayne E. Page, our Vice President, Human Resources. The agreement provides for an annual base salary of $230,000, subject to annual review concerning increases, a target bonus of $103,500, which was increased to $115,000 on January 1, 2000, a relocation bonus of $6,250, a sign on bonus of $15,000 vesting over two years at a rate of 50% for each year he is employed by Informix and reimbursement for any relocation expenses incurred by Mr. Page. Pursuant to the agreement, we granted Mr. Page an option to purchase 110,000 shares of Common Stock under the 1994 Plan at an exercise price per share of $7.563, subject to vesting in equal installments over four years. On December 7, 1999, Mr. Page received an additional option to purchase 100,000 shares of Common Stock under the 1994 Plan at an exercise price per share of $9.9688, subject to vesting in equal installments over four years. The agreement also provides for change in control and severance provisions, but such provisions are superseded by the Change of Control and Severance Agreement entered into between Informix and Mr. Page in December, 1999. Such Change of Control and Severance Agreement is described in further detail below.

         In 1999, we entered into Change of Control Agreements with Messrs. Finocchio and Bain and Ms. Fraiman. The Change of Control Agreements, which are substantially similar provide that if a change in control of Informix occurs within six months after the effective date of the option grant, the exercisability of the officer's options will accelerate as to two years' additional vesting. If the change in control takes place after such six-month period, the exercisability of such officer's options will accelerate so as to become fully vested.

         In 1997, we entered into a Change of Control Agreement with Karen Blasing, our Vice President, Corporate Business Development. The agreement provides that in the event a change in control of Informix occurs, the exercisability of her options will accelerate so as to become fully vested.

         In December 1999, we entered into Change of Control and Severance Agreements with Messrs. Dexmier, Hendrickson and Weick. The agreements provide for acceleration of unvested options and cash severance payments. With respect to option vesting acceleration, each agreement provides that if the change of control occurs within six months after the date on which the option was granted, vesting will accelerate as to 2 years, but if the change of control occurs after the six month period, 100% of the officer's unvested options will vest, provided in either case that the officer is employed by Informix on the date on which the change of control occurs. With respect to cash severance payments, Mr. Dexmier's agreement provides that if his employment is terminated, either voluntarily or involuntarily, within one year after a change of control, he shall be paid two years' base salary and on target bonuses. Messrs. Weick's and Hendrickson's agreements provide that if the executive officer's employment is terminated involuntarily within one year after a change of control, the executive officer shall be paid one years' base salary and on target bonuses.

         In December 1999, we entered into Change of Control and Severance Agreements with Wayne E. Page, our Vice President, Human Resources, Shoichi Hori, our Corporate Vice President and President of Informix Japan, and Lui Sim-Hui, our Corporate Vice President and General Manager of Asia Pacific. The Board has approved Change of Control and Severance Agreements for Phil Rugani, our Senior Vice President, Americas, Charles W. Chang, our Senior Vice President and Group Executive, i.Intelligence group, and Alan Kerr, our Vice President, International Operations, and we expect that Messrs. Rugani, Chang and Kerr will sign such Change in Control and Severance Agreements. The agreements provide for acceleration of unvested options and cash severance payments. With respect to option vesting acceleration, the agreements provide that if the change of control occurs within six months after the date on which the option was granted, vesting will accelerate as to 2 years, but if the change of control occurs after the six month period, 100% of the officer's unvested options will vest, provided in either case that the officer is employed by Informix on the date on which the change of control occurs. With respect to cash severance payments, the agreements provides that if the executive officer's employment is terminated involuntarily within one year after a change of control, the executive officer shall be paid one years' base salary and on target bonuses.

         In December 1999, we entered into a Change of Control and Severance Agreement with Gary Lloyd, our Vice President, Legal, and General Counsel. The agreement provides for acceleration of unvested options and cash severance payments. With respect to option vesting acceleration, the agreement provides that if the change of control occurs within six months after the date on which the option was granted, vesting will accelerate as to 2 years, but if the change of control occurs after the six month period, 100% of Mr. Lloyd's unvested options will vest, provided in either case that Mr. Lloyd is employed by Informix on the date on which the change of control occurs. With respect to cash severance payments, the agreement provides that if Mr. Lloyd's employment is terminated, either voluntarily or involuntarily, within one year after a change of control, he shall be paid two years' base salary and on target bonuses.

         On December 15, 1999, we entered into a Severance Agreement with Diane
L. Fraiman, our former Vice President, Corporate Marketing. The agreement, among other terms and conditions, provides for $156,250 payable on January 10, 2000 and $118,125 payable in February 2000. The agreement also waives the provision in her offer letter of employment providing for repayment of $67,500 of relocation bonus.

         On November 15, 1999, we entered into a Severance Agreement with Stephanie P. Schwartz, our former Vice President and Corporate Controller. The agreement, among other terms and conditions, provides for severance amounts of $93,407 paid on November 30, 1999 and $57,211 payable in February 2000.

         On July 29, 1999, we entered into a Separation Agreement and Mutual Release with Susan T. Daniel, our former Vice President, Human Resources. The agreement, among other terms and conditions, provides for severance amounts of $241,500 and $76,073. The agreement also provides for one year's payment of Ms. Daniel's medical benefits under Cobra and release to Ms. Daniel of a computer laptop, valued at $4,600.

         On July 14, 1999, we entered into a Separation Agreement and Release with Leonard Palomino, our former Vice President and General Manager Data Warehouse. The agreement, among other terms and conditions, provided for a severance amount of $116,000.

         Wesley Raffel, our former Vice President and General Manager, i.Informix, on August 27, 1999 received a severance payment in the amount of $285,000.

         Donald Hunt, our former Vice President, North America Field Operations, on June 4, 1999 received a severance payment in the amount of $61,059.

         Pursuant to both Article VI of our Bylaws and Section 6 of the Indemnification Agreement we enter into with our executive officers and directors, we advance expenses incurred by indemnified parties in connection with the investigation, defense, settlement or appeal of threatened, pending or completed action or suits against such parties in their capacity as our agent. Under both the Bylaws and the Indemnification Agreement, the indemnified party will repay us for any advanced expenses if it is ultimately determined that the indemnified party is not entitled to be indemnified by Informix. In fiscal 1999, we received invoices for legal fees of approximately $5,631,568 incurred by certain of our current and former executive officers and/or directors in connection with certain actions and suits alleging various violations of federal securities laws and state corporate laws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during fiscal 1999 were James
L. Koch, Thomas A. McDonnell and Cyril J. Yansouni. Messrs. Koch, McDonnell and Yansouni were not at any time during the Company's 1999 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


DIRECTOR COMPENSATION

         Employee directors do not receive any additional compensation for serving as a director. For fiscal 1999, the Company paid each non-employee director a quarterly fee of $2,000 and an additional fee of $1,000 for each Board meeting attended. In addition, members of the Audit and Compensation Committees received $500 for each committee meeting attended; members of the Nominating Committee do not receive additional compensation for their attendance at committee meetings. For fiscal 2000, the outside directors will continue to receive the same compensation as they received in 1999. The Company reimburses each director, whether or not an employee, for out-of-pocket expenses, including travel expenses, incurred in connection with attending Board meetings. In addition, from time to time, the Company invites the directors' spouses to accompany the directors to board meetings and, when invited, the Company also pays the travel expenses incurred by the spouses. In 1999, the Company incurred no travel expenses for directors' spouses.

         The Company's 1989 Outside Directors Stock Option Plan (the "Director Plan") provides for the grant of options to non-employee directors pursuant to an automatic, nondiscretionary grant mechanism. Each non-employee director is automatically granted an option to purchase 15,000 shares of Common Stock upon initial election to the Board of Directors and an additional option to purchase 15,000 shares upon re-election. Each such option is granted at the fair market value of Common Stock on the date of grant. Because directors serve three year terms, options granted under the Director Plan become exercisable over three years with one-third of the shares vesting on each anniversary of the grant date.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

         Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated:  January 21, 1999

                                              INFORMIX CORPORATION
                                              (Registrant)

                                               /s/ GARY LLOYD
                                              -------------------------------
                                              Gary Lloyd
                                              VICE PRESIDENT, GENERAL COUNSEL